                                                                     Exhibit 4.4

                 AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT
                 ----------------------------------------------

            AMENDMENT NO. 3 TO LOAN AND SECURITY  AGREEMENT (this "Amendment No.
3"),  dated as of December  29,  2004,  by and among Handy & Harman,  a New York corporation ("H&H"),  Olympic  Manufacturing Group, Inc., a Delaware corporation
("Olympic"),    Continental   Industries,    Inc.,   an   Oklahoma   corporation
("Continental"),   Maryland   Specialty  Wire,  Inc.,  a  Delaware   corporation
("Maryland  Wire"),  Handy & Harman Tube Company,  Inc., a Delaware  corporation
("H&H Tube"),  Camdel Metals  Corporation,  a Delaware  corporation  ("Camdel"),
Canfield  Metal  Coating  Corporation,   a  Delaware  corporation  ("Canfield"),
Micro-Tube  Fabricators,  Inc., a Delaware corporation  ("Micro-Tube"),  Indiana
Tube Corporation, a Delaware corporation ("Indiana Tube"), Lucas-Milhaupt, Inc.,
a  Wisconsin  corporation   ("Lucas"),   Handy  &  Harman  Electronic  Materials
Corporation,  a Florida corporation ("H&H  Electronic"),  Sumco Inc., an Indiana corporation ("Sumco" and together with H&H, Olympic, Continental, Maryland Wire,
H&H Tube, Camdel, Canfield,  Micro-Tube, Indiana Tube, Lucas and H&H Electronic,
each individually, a "Borrower" and collectively,  "Borrowers"),  Handy & Harman of Canada,  Limited, an Ontario corporation ("H&H Canada"),  ele Corporation,  a
California  corporation ("ele"), Alloy Ring Service Inc., a Delaware corporation
("Alloy"),  Daniel Radiator  Corporation,  a Texas corporation  ("Daniel"),  H&H
Productions,  Inc., a Delaware corporation ("H&H  Productions"),  Handy & Harman
Automotive  Group,  Inc., a Delaware  corporation  ("H&H Auto"),  Handy & Harman
International,  Ltd.,  a Delaware  corporation  ("H&H  International"),  Handy &
Harman Peru, Inc., a Delaware  corporation ("H&H Peru"),  KJ-VMI Realty, Inc., a
Delaware  corporation  ("KVR"),  Pal-Rath Realty,  Inc., a Delaware  corporation
("Pal-Rath"),  Platina Laboratories,  Inc., a Delaware corporation  ("Platina"),
Sheffield Street  Corporation,  a Connecticut  corporation  ("Sheffield"),  SWM,
Inc., a Delaware corporation ("SWM") and Willing B Wire Corporation,  a Delaware
corporation ("Willing" and together with each of H&H Canada, ele, Alloy, Daniel,
H&H Productions, H&H Auto, H&H International,  H&H Peru, KVR, Pal-Rath, Platina,
Sheffield  and  SWM,  each   individually,   a  "Guarantor"  and   collectively,
"Guarantors"),  Congress Financial Corporation,  a Delaware corporation,  in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for the  financial  institutions  party  thereto as lenders  (in such  capacity,
together  with  its   successors   and  assigns,   "Agent")  and  the  financial
institutions party thereto as lenders (collectively, "Lenders").

                               W I T N E S S E T H
                               - - - - - - - - - -

            WHEREAS, Agent, Lenders,  Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders)
have  made  and  may  make  loans  and  advances  and  provide  other  financial accommodations  to Borrowers  as set forth in the Loan and  Security  Agreement, dated  as of  March  31,  2004,  by and  among  Agent,  Lenders,  Borrowers  and
Guarantors  (as  amended by Consent  and  Amendment  No. 1 to Loan and  Security
Agreement, dated as of August 31, 2004, and Amendment No. 2 to Loan and Security
Agreement,  dated as of  October  29,  2004,  and as the same may  hereafter  be
further  amended,  modified,   supplemented,   extended,  renewed,  restated  or
replaced,  the  "Loan  Agreement"),  and the  other  agreements,  documents  and instruments  referred to therein or at any time  executed  and/or  delivered  in connection therewith or related thereto (all of the foregoing, together with the
Loan  Agreement,  as the same now exist or may  hereafter be amended,  modified, supplemented,  extended,  renewed,  restated  or  replaced,  being  collectively referred to herein as the "Financing Agreements");

            WHEREAS,  Borrowers and  Guarantors  have  requested  that Agent and
Lenders  agree  to  certain  amendments  to the  Loan  Agreement  and the  other
Financing  Agreements,  and  Agent  and  Lenders  are  willing  to agree to such amendments, subject to the terms and conditions contained herein; and

            WHEREAS, by this Amendment No. 3, Borrowers,  Guarantors,  Agent and
Lenders desire and intend to evidence such consents and amendments;

                        NOW THEREFORE,  in consideration  of the foregoing,  and
the respective agreements and covenants contained herein, the parties hereto agree as follows:

            1. DEFINITIONS.

               (a) AMENDMENT TO DEFINITIONS.

                   (i) The definition of  "Applicable  Margin" in Section 1.8 of the Loan Agreement is hereby  amended by deleting such  definition and replacing it with the following:

                        "1.8  'Applicable  Margin'  shall mean, at any
                   time,  as to the Interest Rate for Prime Rate Loans
                   and the Interest  Rate for  Eurodollar  Rate Loans,
                   the  applicable  percentage  (on a per annum basis)
                   set forth  below if the  Quarterly  Average  Excess
                   Availability  for the immediately  preceding fiscal
                   quarter is at or within the amounts  indicated  for
                   such percentage:

                                              Applicable Prime           Applicable Eurodollar
                                                 Rate Margin                  Rate Margin
                                                 -----------                  -----------

                                        Revolving                       Revolving         Term
      Excess Availability                 Loans       Term Loans          Loans           Loans
      -------------------                 -----       ----------        ----------        -----

(a) $12,500,000 or more                    0%           .25%              1.75%           2.00%

(b) Equal to or greater                   .25%          .50%              2.00%           2.25%
    than $10,000,000 but
    less than $12,500,000

(c) Less than $10,000,000                 .50%          .75%              2.25%           2.50%

      PROVIDED,  THAT, the  Applicable  Margin shall be calculated and established once each fiscal quarter (commencing with the fiscal quarter beginning January 1, 2005)."

                   (ii) The definition of "Continuing  Reserves" in Section 1.27 of the Loan Agreement is hereby amended by deleting "5,000,000" and replacing it with "$2,500,000."

                   (iii) The  definition of "Eligible  Accounts" in Section 1.33 of the Loan Agreement is hereby amended by:

                             (A) inserting the following  provision  immediately
before the semicolon at the end of clause (e) of such  definition:  "; PROVIDED,
THAT,  the chief  executive  office of the account  debtor with  respect to such
Accounts  may be  located  outside  of the  United  States of  America or Canada without  the need to comply  with the other  requirements  of this clause (e) so long as the aggregate amount of all such Accounts does not exceed  $1,000,000 at any time" and

                             (B) deleting  "fifteen  (15%)  percent" from clause
(m) of such definition and replacing it with "twenty-five (25%) percent."

                (iv) The  definition  of "Interest  Rate" in Section 1.69 of the
Loan  Agreement  is  hereby  amended  by  deleting  clauses  (a) and (b) of such definition and replacing it with the following:

                        "(a)  Subject to  clauses  (b) and (c) of this
                definition below:

                              (i)  as to  Revolving  Loans  which  are
                Prime  Rate  Loans,  a rate equal to  one-half  of one
                (.50%) percent per annum in excess of the Prime Rate,

                              (ii) as to  Revolving  Loans  which  are
                Eurodollar  Rate  Loans,  a  rate  equal  to  two  and
                one-quarter (2.25%) percent per annum in excess of the
                Adjusted  Eurodollar Rate (in each case,  based on the
                Eurodollar  Rate  applicable  for the Interest  Period
                selected by a Borrower, or by Administrative  Borrower
                on behalf  of such  Borrower,  as in effect  three (3)
                Business  Days  after the date of  receipt by Agent of
                the request of or on behalf of such  Borrower for such
                Eurodollar  Rate  Loans in  accordance  with the terms
                hereof,  whether such rate is higher or lower than any
                rate previously quoted to any Borrower or Guarantor).

                              (iii) as to Term  Loans  which are Prime
                Rate  Loans,  a rate  equal to  three-quarters  of one
                (.75%)  percent per annum in excess of the Prime Rate,
                and

                              (iv)  as  to  Term   Loans   which   are
                Eurodollar  Rate  Loans,  a  rate  equal  to  two  and
                one-half  (2.50%)  percent  per annum in excess of the
                Adjusted  Eurodollar Rate (in each case,  based on the
                Eurodollar  Rate  applicable  for the Interest  Period
                selected by a Borrower, or by Administrative  Borrower
                on behalf  of such  Borrower,  as in effect  three (3)
                Business  Days  after the date of  receipt by Agent of
                the request of or on behalf of such  Borrower for such
                Eurodollar  Rate  Loans in  accordance  with the terms
                hereof,  whether such rate is higher or lower than any
                rate previously quoted to any Borrower or Guarantor).

                        (b)  Subject to clause (c) of this  definition
                below,  effective  as of the  first  (1st)  day of the
                second (2nd) month of each fiscal quarter  (commencing
                with the fiscal quarter  beginning on or about January
                1, 2005),  the Interest Rate payable by Borrowers with
                respect to Loans shall be increased or  decreased,  as
                the case may be, (i) as to  Revolving  Loans which are
                Prime Rate Loans,  to the rate equal to the Applicable
                Margin  on a per  annum  basis in  excess of the Prime
                Rate,  (ii) as to Revolving Loans which are Eurodollar
                Rate Loans, to the rate equal to the Applicable Margin
                on a  per  annum  basis  in  excess  of  the  Adjusted
                Eurodollar  Rate,  (iii) as to Term  Loans  which  are
                Prime Rate Loans,  to the Rate equal to the Applicable
                Margin  on a per  annum  basis in  excess of the Prime
                Rate and (iv) as to Term  Loans  which are  Eurodollar
                Rate Loans, to the rate equal to the Applicable Margin
                on a  per  annum  basis  in  excess  of  the  Adjusted
                Eurodollar Rate."

                (v) The  definition  of  "Specified  Account  Debtor" in Section
1.125 of the Loan  Agreement is hereby  amended by deleting such  definition and replacing it with the following:

                        "1.25 'Specified  Account Debtors' shall mean,
                collectively,   (a)  Carlyle  Syntec,  (b)  Therma-Tru
                Corp., (c) US Gympsum, (d) Whirlpool Corporation,  (e)
                Delphi Automotive, (f) Teradyne Corp., (g) Olin Corp.,
                (h) Kyphon,  Inc.,  (i) US  Surgical,  and (j) General
                Electric Corporation."

                (vi)  The   definition   of   "Specified   Concentration   Limit
Percentage" in Section 1.126 of the Loan Agreement is hereby amended by deleting such definition and replacing it with the following:

                        "1.126    'Specified    Concentration    Limit
                Percentage'  shall  mean,  for any  Specified  Account
                Debtor (a) thirty (30%) percent for each of US Gypsum,
                Carlyle Syntec, and General Electric Corporation,  (b)
                forty (40%) percent for Kyphon,  Inc., (c) fifty (50%)
                percent for Therma-Tru Corp. and US Surgical,  and (d)
                sixty  (60%)  percent  for each of Delphi  Automotive,
                Teradyne Corp., Whirlpool Corporation and Olin Corp."

                (b) ADDITIONAL DEFINITIONS.  As used herein, the following terms shall have the following  meanings given to them below and the Loan Agreement is hereby amended to include, in addition and not in limitation, the following:

                   (i)  "Amendment No. 3" shall mean Amendment No. 3 to Loan and
Security Agreement by and among Borrowers, Guarantors, Agent and the Lenders, as the same  now  exists  or may  hereafter  be  amended,  modified,  supplemented, extended, renewed, restated or replaced.

                   (ii)  "Amendment  No. 3 Effective  Date" shall mean the first date on which all of the conditions  precedent to the effectiveness of Amendment
No. 3 shall have been satisfied or waived.

                   (iii) "Olympic Expansion Project" shall mean the expansion to
Olympic's facility located at 153 Bowles Road, Agawan, Massachusetts.

            2. LETTER OF CREDIT FEE.  Section  2.2(b) of the Loan  Agreement  is
hereby  amended by deleting  such Section and  replacing it with the  following:

                        "(b)  In  addition  to any  charges,  fees  or
                expenses  charged by any bank or issuer in  connection
                with the  Letter of Credit  Accommodations,  Borrowers
                shall pay to Agent,  for the  benefit  of  Lenders,  a
                letter of credit  fee at a per annum rate equal to one
                and  three-quarters  (1.75%)  percent per annum on the
                daily  outstanding  balance  of the  Letter  of Credit
                Accommodations for the immediately preceding month (or
                part thereof),  payable in arrears as of the first day
                of each succeeding  month,  except that Agent may, and
                upon the written  direction of Required Lenders shall,
                require  Borrowers  to pay to Agent for the benefit of
                Lenders  such letter of credit fee, at a rate equal to
                three and three-quarters  (3.75%) percent per annum on
                such daily  outstanding  balance  for:  (i) the period
                from and after the date of  termination  hereof  until
                Agent and Lenders have received full and final payment
                of  all  Obligations   (notwithstanding   entry  of  a
                judgment  against  any  Borrower)  and (ii) the period
                from and after the date of the  occurrence of an Event
                of  Default  for so long as such  Event of  Default is
                continuing  as  determined  by Agent.  Such  letter of
                credit fee shall be calculated on the basis of a three
                hundred  sixty (360) day year and actual days  elapsed
                and the  obligation of Borrowers to pay such fee shall
                survive the termination of this Agreement."

            3. CONDITIONS TO CERTAIN LOANS AND LETTER OF CREDIT  ACCOMMODATIONS.
Section 4 of the Loan Agreement is hereby amended by adding the following at the end of such Section:

                        "4.3  CONDITIONS  PRECEDENT TO REVOLVING LOANS
                AND LETTER OF CREDIT  ACCOMMODATIONS  RELATING  TO THE
                OLYMPIC EXPANSION PROJECT. Each of the following is an
                additional   condition   precedent   to  making   each
                Revolving Loan and/or  providing each letter of Credit
                Accommodations  which  will  be used  to  finance  (or
                support) any of the costs or expenses  associated with
                the Olympic Expansion Project:

                              (a) All conditions  precedent contain in
                              section 4.2 of the Loan Agreement  shall
                              have been satisfied;

                              (b)  Agent   shall   have   received   a
                              certificate,  substantially  in the form
                              of  Exhibit E hereto,  duly  authorized,
                              executed  and  delivered  by  the  chief
                              financial officer of Parent; and

                              (c) Agent shall have  received,  in form
                              and substance reasonably satisfactory to
                              Agent, a valid and effective endorsement
                              to the title  insurance  policy insuring
                              the  lien   created   by  the   Mortgage
                              encumbering the Real Property in Agawam,
                              Massachusetts,  issued by a company  and
                              agent acceptable to Agent."

            4. USE OF  PROCEEDS.  Section  6.6 of the Loan  Agreement  is hereby amended by adding  the  following  after the period at the end of such  Section:
"None of the proceeds of the Revolving Loans or Letter of Credit  Accommodations
will be used to finance any of the costs or expenses associated with the Olympic
Expansion  Project  unless the  conditions  contained  in Section 4.3 hereof are satisfied."

            5.  COLLATERAL  REPORTING.  Section  7.1(a) of the Loan Agreement is
hereby amended as follows:

                (a) Section 7.1(a)(i) of the Loan Agreement is hereby amended by deleting such Section and replacing it with the following:

                        "(i) on each Business Day,  schedules of sales
                made,  credits  issued  and cash  received;  PROVIDED,
                THAT,  Borrowing Base Parties shall not be required to
                comply  with the terms of this  clause  (i)  unless an
                Event  of  Default   shall  have  occurred  or  Excess
                Availability  was less than  $4,500,000  for three (3)
                consecutive days;"

                (b) Section  7.1(a)(ii) of the Loan  Agreement is hereby amended by deleting such Section and replacing it with the following:

                        "(ii) on a weekly basis or more  frequently as
                Agent may request in good faith,  (A)  precious  metal
                inventory  reports  (broken  down by  Precious  Metals
                Inventory that is owned and Precious Metals  Inventory
                that is on consignment) by location, type and category
                (and  including the amounts of such  Inventory and the
                value  thereof at any leased  location and at premises
                of warehouses,  processors or third parties) and (B) a
                Borrowing   Base   Certificate   setting   forth   the
                calculation  of the  Borrowing  Base  as of  the  last
                Business Day of the  immediately  preceding week as to
                Accounts and Precious  Metals  Inventory and as of the
                last Business Day of the  immediately  preceding month
                as  to   Inventory   (other   than   Precious   Metals
                Inventory),  duly  completed and executed by the chief

                financial officer of Administrative Borrower, together
                with all schedules  required  pursuant to the terms of
                the  Borrowing   Base   Certificate   duly   completed
                (including   a  schedule  of  all   Accounts  of  each
                Borrowing Base Party created, collections received and
                credit memos issued on a daily basis);"

                (c) Section  7.1(a)(iii)(E)  is hereby  amended by deleting such
Section and replacing it with the following:

                         "(E) [Intentionally Deleted],"

            6. SCHEDULES AND EXHIBITS TO LOAN  AGREEMENT.  The Loan Agreement is
hereby  amended by adding a new Exhibit E to the Loan  Agreement  in the form of
Exhibit A attached to this Amendment No. 3.

            7. SIGNATURE  PAGES.  The signature  pages to the Loan Agreement are hereby amended by deleting  "CAMDEL METAL COATING  CORPORATION" and replacing it with "CAMDEL METALS CORPORATION".

            8. AMENDMENT FEE. In addition to all other fees,  charges,  interest and expenses  payable by Borrowers to Agent and Lenders under the Loan Agreement and other Financing Agreements, Borrowers shall pay to Agent, for the account of
Lenders, an amendment fee in the amount of $75,000, which shall be fully earned, due and payable as of the date  hereof and which may be charged  directly to any loan account of Borrowers maintained by Agent.

            9.  REPRESENTATIONS,  WARRANTIES  AND  COVENANTS.  Each Borrower and
Guarantor  hereby  represents,  warrants and  covenants to Agent and Lenders the following  (which shall survive the execution and delivery of this Amendment No.
3), the truth and accuracy of which are a continuing  condition of the making of
Loans and providing Letter of Credit Accommodations to Borrowers:

                (a) This Amendment No. 3 and each other  agreement or instrument to be executed and delivered by Borrowers and Guarantors in connection  herewith
(collectively,  together with this Amendment No. 3, the  "Amendment  Documents")
have been duly authorized, executed and delivered by all necessary action on the part of each of the Borrowers and Guarantors which is a party hereto and thereto and, if necessary, their respective stockholders and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of each of the Borrowers and Guarantors,  as the case may be,  contained herein and therein  constitute  the legal,  valid and  binding  obligations  of each of the
Borrowers and  Guarantors,  enforceable  against them in  accordance  with their
terms,   except  as  enforceability   is  limited  by  bankruptcy,   insolvency,
reorganization,  moratorium or other laws relating to or affecting generally the enforcement of creditors'  rights and except to the extent that  availability of the  remedy of  specific  performance  or  injunctive  relief is  subject to the discretion of the court before which any proceeding therefor may be brought.

                (b) The  execution,  delivery and  performance of this Amendment
No. 3 (a) are all within each  Borrower's and  Guarantor's  corporate or limited liability company powers and (b) are not in contravention of law or the terms of any Borrower's or Guarantor's certificate or articles of incorporation, by laws,
or  other  organizational   documentation,   or  any  indenture,   agreement  or
undertaking (including,  without limitation, the Indenture or the Tranche B Term
Loan  Agreement)  to which any  Borrower or Guarantor is a party or by which any
Borrower or Guarantor or its property are bound.

                (c) No Default or Event of Default exists or has occurred and is continuing.

                (d) The  Intercreditor  Amendment  (as  defined  below) has been executed and delivered by all parties thereto and is in full force and effect.

                (e)  All  structures  and  other  improvements   constructed  in
connection with the Olympic  Expansion  Project have been or will be constructed in compliance  with all set back  requirements  and within the boundaries of the
Real Property  located at 153 Bowles Road,  Agawam,  Massachusetts  (the "Agawam
Real Property"), which is encumbered by the Mortgage made by Olympic in favor of
Agent.

                (f)  Borrowers  shall  deliver or cause to be delivered to Agent
(i) promptly upon substantial completion of the Olympic Expansion Project, an as built survey of the structure and other  improvements  constructed in connection with the Olympic  Expansion Project (the "New  Structures"),  (ii) promptly upon the Borrowers'  receipt thereof,  copies of temporary  certificates of occupancy with respect to the New  Structures  issued by a Governmental  Authority,  (iii)
promptly  upon  completion of the New  Structures,  a permanent  certificate  of occupancy with respect to the New Structures issued by a Governmental Authority, and (iv) promptly upon  completion of the New Structures,  such  endorsements to the existing title policy as may be reasonably requested by Agent.

                (g) All of the  representations  and warranties set forth in the
Loan Agreement and the other Financing  Agreements,  each as amended hereby, are true and correct in all material  respects on and as of the date  hereof,  as if made on the  date  hereof,  except  to the  extent  any such  representation  or warranty is made as of a specified  date, in which case such  representation  or warranty shall have been true and correct as of such date.

            10. CONDITIONS PRECEDENT. The provisions contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

                (a)  Agent  shall  have  received  this  Amendment  No.  3, duly authorized, executed and delivered by Borrowers, Guarantors and Lenders;

                (b) Agent shall have received an amendment to the  Intercreditor
Agreement (the "Intercreditor Amendment"), in form and substance satisfactory to
Agent, duly authorized,  executed and delivered by Tranche B Term Loan Agent and acknowledged by Borrowers and Guarantors, which Intercreditor Amendment shall be in full force and effect;

                (c) Agent  shall have  received a true and  correct  copy of any consent, waiver or approval to or of this Amendment No. 3 or any other Amendment
Documents  which any  Borrower or Guarantor is required to obtain from any other
Person,  and such  consent,  waiver  or  approval  shall  in form and  substance satisfactory to Agent;

                (d) Agent shall have received the construction schedule relating to the Olympic Expansion  Project,  the plans and specifications for the Olympic
Expansion  Project,  and the project  cost  estimate  for the Olympic  Expansion
Project; and

                (e) no Default or Event of Default  shall exist or have occurred and be continuing.

            11. EFFECT OF THIS AGREEMENT.  Except as expressly  amended pursuant hereto,  no other  changes or  modifications  to the  Financing  Agreements  are intended or implied,  and, in all other respects,  the Financing  Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the  effective  date  hereof.  To the  extent  that  any  provision  of the Loan
Agreement or any of the other  Financing  Agreements are  inconsistent  with the provisions of this Amendment No. 3, the provisions of this Amendment No. 3 shall control.

            12. FURTHER  ASSURANCES.  Borrowers and Guarantors shall execute and deliver such  additional  documents  and take such  additional  action as may be requested by Agent to effectuate  the  provisions and purposes of this Amendment
No. 3.

            13. GOVERNING LAW. The validity,  interpretation  and enforcement of this Agreement and the other Financing  Agreements (except as otherwise provided therein)  and any dispute  arising out of the  relationship  between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the  application  of the law of any jurisdiction other than the laws of the State of New York.

            14. BINDING  EFFECT.  This Amendment No. 3 shall be binding upon and inure  to the  benefit  of each  of the  parties  hereto  and  their  respective successors and assigns.

            15.  HEADINGS.  The headings listed herein are for convenience  only and do not constitute matters to be construed in interpreting this Amendment No.
3.

            16. COUNTERPARTS. This Amendment No. 3 may be executed in any number of  counterparts,  each of which  shall be an  original,  but all of which taken together shall  constitute one and the same  agreement.  Delivery of an executed counterpart of this Amendment No. 3 by  telefacsimile  shall have the same force and effect as the delivery of an original executed counterpart of this Amendment
No. 3. Any party  delivering an executed  counterpart of this Amendment No. 3 by telefacsimile  shall also  deliver an  original  executed  counterpart,  but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS  WHEREOF,  the parties  hereto have caused this Amendment
No. 3 to be executed on the day and year first above written.

AGENT                                        BORROWERS
-----                                        ---------

CONGRESS FINANCIAL CORPORATION,              HANDY & HARMAN
  as Agent

By: /s/ Thomas Grabosky                      By: /s/ Dennis C. Kelly
    --------------------------               -----------------------------------
Title: First Vice President                  Title: Vice President - CFO

                                             OLYMPIC MANUFACTURING GROUP, INC.

                                             By: /s/ Dennis C. Kelly
                                             -----------------------------------
                                             Title: Vice President

LENDERS
-------

CONGRESS FINANCIAL CORPORATION               CONTINENTAL INDUSTRIES, INC.

By: /s/ Thomas Grabosky                      By: /s/ Dennis C. Kelly
    --------------------------               -----------------------------------
Title: First Vice President                  Title: Vice President

TEXTRON FINANCIAL CORPORATION                MARYLAND SPECIALTY WIRE, INC.

By: /s/ Kurt Kalliomoa                       By: /s/ Dennis C. Kelly
    --------------------------               -----------------------------------
Title: Senior Account Executive              Title: Vice President

BANK OF AMERICA, N.A.                        HANDY & HARMAN TUBE COMPANY, INC.

By: /s/ Kim Bushey                           By: /s/ Dennis C. Kelly
    --------------------------               -----------------------------------
Title: Authorized Officer                    Title: Vice President

                     [SIGNATURE PAGES CONTINUE ON NEXT PAGE]

                 [SIGNATURE PAGES CONTINUED FROM PREVIOUS PAGE]

                                             CAMDEL METALS CORPORATION

                                             By: /s/ Dennis C. Kelly
                                             -----------------------------------
                                             Title: Vice President

                                             CANFIELD METAL COATING CORPORATION

                                             By: /s/ Robert K. Hynes
                                             -----------------------------------
                                             Title: Secretary

                                             MICRO-TUBE FABRICATORS, INC.

                                             By: /s/ Dennis C. Kelly
                                             -----------------------------------
                                             Title: Vice President

                                             INDIANA TUBE CORPORATION

                                             By: /s/ Dennis C. Kelly
                                             -----------------------------------
                                             Title: Vice President

                                             LUCAS-MILHAUPT, INC.

                                              By: /s/ Dennis C. Kelly
                                             -----------------------------------
                                             Title: Vice President

                                             HANDY & HARMAN ELECTRONIC MATERIALS
                                             CORPORATION

                                             By: /s/ Dennis C. Kelly
                                             -----------------------------------
                                             Title: Vice President

                                             SUMCO INC.

                                             By: /s/ Dennis C. Kelly
                                             -----------------------------------
                                             Title: Vice President

                                             GUARANTORS
                                             ----------

                                             HANDY & HARMAN OF CANADA, LIMITED

                                             By: /s/ Dennis C. Kelly
                                             -----------------------------------
                                             Title: Vice President

                                             ELE CORPORATION

                                             By: /s/ Dennis C. Kelly
                                             -----------------------------------
                                             Title: Vice President

                                             ALLOY RING SERVICE INC.

                                             By: /s/ Dennis C. Kelly
                                             -----------------------------------
                                             Title: Vice President

                                             DANIEL RADIATOR CORPORATION

                                             By: /s/ Dennis C. Kelly
                                             -----------------------------------
                                             Title: Vice President

                                             H&H PRODUCTIONS, INC.

                                             By: /s/ Dennis C. Kelly
                                             -----------------------------------
                                             Title: Vice President

                                             HANDY & HARMAN AUTOMOTIVE GROUP,
                                             INC.

                                             By: /s/ Dennis C. Kelly
                                             -----------------------------------
                                             Title: Vice President

                     [SIGNATURE PAGES CONTINUE ON NEXT PAGE]

                 [SIGNATURE PAGES CONTINUED FROM PREVIOUS PAGE]

                                             HANDY & HARMAN PERU, INC.

                                              By: /s/ Dennis C. Kelly
                                             -----------------------------------
                                             Title: Vice President

                                             KJ-VMI REALTY, INC.

                                             By: /s/ Dennis C. Kelly
                                             -----------------------------------
                                             Title: Vice President

                                             PAL-RATH REALTY, INC.

                                             By: /s/ Dennis C. Kelly
                                             -----------------------------------
                                             Title: Vice President

                                             PLATINA LABORATORIES, INC.

                                             By: /s/ Dennis C. Kelly
                                             -----------------------------------
                                             Title: Vice President

                                             SHEFFIELD STREET CORPORATION

                                             By: /s/ Dennis C. Kelly
                                             -----------------------------------
                                             Title: Vice President

                                             SWM, INC.

                                             By: /s/ Dennis C. Kelly
                                             -----------------------------------
                                             Title: Vice President

                                             WILLING B WIRE CORPORATION

                                              By: /s/ Dennis C. Kelly
                                             -----------------------------------
                                             Title: Vice President

                                                                    Exhibit A to
                                                                 Amendment No. 3

                                    Exhibit E

                              OFFICER'S CERTIFICATE

To:         Congress Financial Corporation,  as Agent
            1133 Avenue of the Americas
            New York, New York 10036

Ladies and Gentlemen:

            I  hereby  certify  to you  pursuant  to  Section  4.3  of the  Loan
Agreement (as defined below) as follows:

            1. I am the duly elected Chief Financial  Officer of Handy & Harman, a New  York  corporation  ("Parent").  Capitalized  terms  used  herein  without definition  shall have the meanings given to such terms in the Loan and Security
Agreement, dated March 31, 2004, by and among Congress Financial Corporation, as agent for the financial institutions party thereto as lenders (in such capacity,
"Agent"),  the financial  institutions  party thereto as lenders  (collectively,
"Lenders"),  Parent and  certain of its  affiliates  (as such Loan and  Security
Agreement is amended,  modified or  supplemented,  from time to time,  the "Loan
Agreement").

            2. I am familiar with the matters relating to the Olympic  Expansion
Project  and the  construction  of the  structure  located at 153  Bowles  Road,
Agawam, Massachusetts (the "Property").

            3.  This  Certificate  is  being  delivered  in  connection  with  a
Revolving Loan or a Letter of Credit Accommodation which will be used to finance
(or support) costs or expenses  associated  with the Olympic  Expansion  Project
(such Loan or Letter of Credit  Accommodation  is  hereinafter  referred to as a
"Specified Extension of Credit").

            4. The  Specified  Extension  of Credit shall be used solely for the purpose  of  continuing  the  construction  and/or  completion  of  the  Olympic
Expansion  Project  in  accordance  with  plans  and  specifications  plans  and specifications  therefor  which  have been  previously  submitted  to Agent (the
"Plans").  No material  changes or amendments to the Plans have been made except as previously disclosed to Agent in writing. The Olympic Expansion Project is to be completed in accordance with a construction  schedule relating to the Olympic
Expansion Project previously  submitted to Agent (the  "Construction  Schedule")
and the project  cost  estimate  for the Olympic  Expansion  Project  previously submitted to Agent (the "Project Cost  Estimate"),  except as disclosed to Agent in writing.

            5. As of the date hereof, all approvals required to be received from any Governmental  Authority with respect to the Olympic Expansion Project are in full force and effect.

            6. As of the date  hereof,  all  work  for  which  funds  under  the
Specified  Extension of Credit are  requested  has been  completed in accordance with Plans and the Project Cost Statement.

            7. As of the date hereof,  lien  waivers from payees under  requests for funds under any previous Specified Extensions of Credit are attached hereto;

            8. As of the date hereof,  there are sufficient  funds  remaining in the Project Cost Estimate to complete the construction of the Olympic  Expansion
Project.

            9. As of the date  hereof,  construction  of the  Olympic  Expansion
Project  complies with all  applicable  laws,  rules,  restrictions,  orders and regulations;

            10. As of the date  hereof,  the  Olympic  Expansion  Project can be completed in accordance with the Construction Schedule.

            The  foregoing  certifications  are made and  delivered  this day of
___________, 20__.

                                        Very truly yours,

                                        HANDY & HARMAN

                                        By:_______________________

                                        Title:_____________________